Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Agency Corp., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint John R. Erickson, Richard E. Konzmann, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation’s S-3 Registration Statement and all amendments, including post-effective amendments and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL AGENCY CORP.

Dated: June 1, 2009.	/s/ MALON WILKUS
Malon Wilkus Chairman, Chief Executive Officer and President

Signature	Title	Date

/s/ MALON WILKUS Malon Wilkus	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 1, 2009

/s/ JOHN R. ERICKSON John R. Erickson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2009

/s/ ALVIN N. PURYEAR Alvin N. Puryear	Director	May 30, 2009

/s/ MORRIS A. DAVIS Morris A. Davis	Director	May 29, 2009

/s/ RANDOLPH E. DOBBS Randolph E. Dobbs	Director	May 29, 2009

/s/ LARRY K. HARVEY Larry K. Harvey	Director	May 29, 2009